UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 18, 2014 (November 18, 2013)

OM GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Main Avenue, Suite 1300, Cleveland, Ohio         44113

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:	(216) 781-0083

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Explanatory Note.

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by OM Group, Inc. on November 22, 2013. The original 8-K was filed to report the Board of Directors of the Company had appointed Carl R. Christenson to the Board to serve with the class of directors that stands for re-election in 2015. The sole purpose of this Amendment No. 1 is to disclose the committee appointments for Mr. Christenson. No other change has been made to the original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mr. Christenson was appointed to the Board on November 18, 2013 with a term beginning on January 1, 2014. On February 11, 2014, the Board appointed Mr. Christenson to serve on the Compensation Committee and the Nominating and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

Date:	February 18, 2014	By:	/s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs Title: Vice President, General Counsel and Secretary